UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road Princeton Junction, New Jersey		08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Mistras Group, Inc. (the “Company”) inadvertently distributed non-public, unaudited, preliminary financial information that represented a preliminary discussion draft related to the results of its operations for the month and eight months ended January 31, 2010 and 2009. This information, which was intended for management’s internal use only, was inadvertently distributed on February 26, 2010, after the close of the market.

This Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the inadvertent disclosure. The information under this Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, unless specifically identified therein as being incorporated by reference.

The furnishing of information under this Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company

The Company does not intend on disclosing similar preliminary information in the future, nor undertakes any obligation to publicly update the below information except as required by law. The preliminary draft information provided below is a summary taken directly from the inadvertently disclosed information, and does not include all of the information and footnotes required by GAAP for complete financial statement presentation. In addition, certain key accounts, reconciliations and analytics are performed on a quarterly basis and adjustments may be subsequently required. Due to the preliminary and unadjusted nature of this draft financial information, it should not be relied upon by any person as necessarily accurate.

Also included in the inadvertently disclosed materials was an annual forecast template, or preliminary model, based on certain assumptions, including numerous assumed levels of revenues, margins and costs, including high risks scenarios. This information was not reviewed or vetted by the Company’s management. These preliminary assumptions indicate that the Company is likely to meet its revenue guidance issued earlier this fiscal year, but indicate scenarios in which the Company may not achieve its annual guidance as to adjusted EBITDA. The model and these risk scenarios are intended as a tool for management to identify and monitor certain areas of possible concern and develop action plans designed to improve performance. Utilization of other assumptions would produce different results, including the Company achieving its guidance target or potentially other results which are significantly different from those shown. The definition of adjusted EBITDA is set forth below.

At this time, the Company is not changing its reported guidance, especially since the Company’s fourth quarter is historically its most profitable quarter. The Company expects to report its results for the third fiscal quarter, which ended February 28, 2010, in early April.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws. Important factors that could cause results to differ from these forward looking statements include, but are not limited to, those discussed in the “Risk Factors” section of the Company’s prospectus dated October 7, 2009 in connection with the Company’s initial public offering filed with the Securities and Exchange Commission on October 9, 2009, and this Current Report on Form 8-K should be read in conjunction with those Risk Factors.

Summary of Preliminary, Unaudited Draft of
Inadvertently Disclosed Information
Subject to Adjustment
Amounts in Thousands

	Eight Months Ended January 31,
	2010	2009
Revenue	$170,491	$137,901
Gross Profit	51,296	47,055
Operating Income	10,558	11,173
Net Income (loss) attributed to Mistras Group, Inc.	4,132	4,309
Adjusted EBITDA	22,667	21,347

Disclosure of Non-GAAP Financial Measures

In this report, the Company uses the terms “adjusted EBITDA,” which is not a measurement of financial performance under U.S. generally accepted accounting principles (“GAAP”). “Adjusted EBITDA” is defined as net income plus: interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, the amount of a write-off for the remaining accounts receivable the Company expected to collect from a customer that recently declared bankruptcy, loss on extinguishment of debt, and amounts for settlement of a class action law suit, minus a reduction in the amount the Company was required to pay in final settlement of the class action law suit. The Company’s management uses adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis, for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and as a performance evaluation metric off which to base executive and employee incentive compensation programs.

More information about the Company’s use of adjusted EBITDA, including its limitations, are set forth in the Company’s filings with the SEC, including the Current Report on Form 8-K filed with the SEC on January 8, 2010.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: March 1, 2010	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary